UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2013

State Investors Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-35221	27-5301129
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1041 Veterans Boulevard, Metairie, Louisiana	70005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 832-9400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item           5.07           Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders (the “Annual Meeting”) of State Investors Bancorp, Inc. (“State Investors Bancorp”) was held on May 21, 2013.

(b)           There were 2,524,506 shares of common stock of State Investors Bancorp eligible to be voted at the Annual Meeting and 2,395,036 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes for each proposal were as follows:

1.           Election of directors for a three year term expiring in 2016:

NAME	FOR	WITHHELD	BROKER NON- VOTES
Mahlon L. Oustalet	1,414,810	66,383	913,843
Anthony S. Sciortino	1,468,115	13,078	913,843
Dalton L. Woolverton	1,438,882	42,311	913,843

2.	Non-binding resolution to approve the compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
1,361,990	47,840	71,363	913,843

3.	Advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers:

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN	BROKER NON- VOTES
873,070	53,888	477,513	68,052	922,513

4.	To ratify the appointment of Hannis T. Bourgeois, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
2,381,784	10,539	2,713

Each of the nominees was elected as director, the proposal to adopt a non-binding resolution to approve the compensation of our named executive officers was adopted, three years received the greatest number of votes cast on the advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers and the proposal to appoint State Investors Bancorp’s independent registered public accounting firm was adopted by the shareholders of State Investors Bancorp at the Annual Meeting.

(c)           Not applicable

(d)           At the Annual Meeting, the Company’s shareholders recommended, on an advisory basis, that the Company’s future advisory votes on executive compensation should be held every three years. Consistent with the shareholder recommendation, the board of directors of the Company determined that it will hold an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE INVESTORS BANCORP, INC.

Date: May 23, 2013	By:	/s/Anthony S. Sciortino
Anthony S. Sciortino
President and Chief Executive Officer

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